SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	December 14, 2004

INTERSTATE GENERAL COMPANY, LP
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-9393 (Commission File Number)	52-1488756 (I.R.S. Employer Identification No.)

105 West Washington Street - Suite 4

P. O. Box 1280

Middleburg, Virginia 20118

(Address of principal executive offices)(Zip Code)

(540) 687-3177
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 -	Securities and Trading Markets
Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The registrant received a notice on December 10, 2004 via express mail from the American Stock Exchange ("AMEX") stating that it intended to delist IGC because it does not meet the Exhange's listing requirements, unless the Company submits a plan to bring itself into compliance within 12 months of receipt of the delisting notification. The plan would be due to AMEX by January 10, 2005. The registrant does not intend to file a plan as it is not in a position to comply with the AMEX's compliance and listing standards.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.
99	Press release of the registrant, dated December 14, 2004

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2004
James J. Wilson, Chairman, Chief Executive Officer

Date: December 14, 2004
Mark Augenblick, President, Chief Operating Officer

Date: December 14, 2004
Sheri Raleigh, Assistant Vice President / Controller